United states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14c information

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)

[X]	Definitive Information Statement

blue spa incorporated
(Name of Registrant As Specified In Chapter)

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[X]	No fee required
[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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Schedule 14C - Information Statement	Page 2

Definitive Copy

blue spa incorporated

(a Nevada corporation)

Information Statement

Date first mailed to stockholders: September 29, 2016

403 E. Commerce Street

San Antonio, Texas

78205

(Principal Executive Offices)

We are not asking you for a proxy and you are requested not to send us a proxy.

Item 1. Information Required by Items of Schedule 14A.

a.	Introduction.

This Information Statement has been filed with the Securities and Exchange Commission and is being mailed or otherwise furnished to the registered stockholders of Blue Spa in connection with the prior approval by the board of directors of Blue Spa, and receipt by the board of approval by written consent of the holders of a majority of Blue Spa’s outstanding shares of common stock, of a resolution to,

1.	amend Article 1 of the Articles of Blue Spa Incorporated by changing the name of Blue Spa Incorporated to “Sustainable Petroleum Group Inc.”, or, if the new name is unacceptable to the applicable regulators having jurisdiction over the affairs of Blue Spa Incorporated, to any such other name that is approved by the board of directors in its sole discretion; and

( the “Resolutions”).

Section 78.320 of the Nevada Revised Statutes and the By-laws of Blue Spa provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if stockholders holding at least a majority of the voting power sign a written consent approving the action.

On September 8, 2016, the board of directors of Blue Spa approved and recommended the Resolutions. Subsequently, the holders of a majority of the voting power signed and delivered to Blue Spa written consents representing at least 57.1% of the voting shares of common stock approving the Resolutions, in lieu of a meeting. Since the holders of the required majority of shares of common stock have approved the Resolutions, no other votes are required or necessary and no proxies are being solicited with this Information Statement.

Blue Spa has obtained all necessary corporate approvals in connection with the Resolutions and your consent is not required and is not being solicited in connection with the approval of the Resolutions. This Information Statement is furnished solely for the purpose of informing stockholders in the manner required under the Securities Exchange Act of 1934 of these corporate actions before they take effect.

The Resolutions will not become effective until (i) 21 days from the date this Information Statement is first mailed to the stockholders, or, (ii) such later date as approved by the board of directors, in its sole discretion. The Certificate of Amendment will be filed with the Secretary of State of Nevada and is expected to become effective on or about October 20, 2016.

This Information Statement is dated September 28, 2016 and is first being mailed to stockholders on or about September 29, 2016. Only stockholders of record at the close of business on September 8, 2016 are entitled to notice of the Resolutions and to receive this Information Statement.

Blue Spa Incorporated

Schedule 14C - Information Statement	Page 3

Reasons for the Amendments to Articles

Management believes that the Resolutions are in the best interests of Blue Spa and its shareholders. The amendment to the Articles of Incorporation of Blue Spa to change its name is being made, in part, to assist management in expanding the business of Blue Spa and to focus, identify, and assess new oil and gas projects for acquisition that are global in nature. Blue Spa is currently a “shell” company as defined by the SEC as a result of only having nominal operations and nominal assets. It is management’s intent to develop its existing assets or acquire new assets that will generate revenues for Blue Spa and so that Blue Spa will no longer be deemed a “shell” company. Management will continue to focus on the development, production, wholesale distribution, and retail sales of quality natural skin and body care products, fitness apparel, and related accessories, and will also focus on new oil and gas projects on an international level. In anticipation of expanding its business, management has decided that Blue Spa should begin the timely process of changing its name. Management believes that the name change will result in Blue Spa having a name that more accurately reflects the expanded focus of its business.

Presently, Blue Spa does not have any plans, proposals or arrangements, written or otherwise, to issue any of the authorized shares of common stock for any purpose, including future acquisitions and/or financings. Also, Blue Spa is not aware of any potential change of control, with the exception of the convertible securities. See “b. Voting Securities and Principal Holders Thereof” below for more information.

Potential Anti-takeover Effect

Release No. 34-15230 of the staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any shareholder proposal that may be used as an anti-takeover device. However, as indicated above, the purpose of the name change is to have a name that more accurately reflects the new focus of Blue Spa’s business, and not to construct or enable any anti-takeover defense or mechanism on behalf of Blue Spa. The amendment is not being undertaken in response to any effort of which the Board of Directors is aware to accumulate shares of common stock or obtain control of Blue Spa.

Other than the Resolutions, the Board of Directors does not currently contemplate the adoption of any other amendments to the Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of Blue Spa.

Blue Spa has no anti-takeover mechanisms present in its governing documents or otherwise. Blue Spa confirms that there are no plans or proposals to adopt any such provisions or mechanisms or to enter into any arrangements that may have material anti-takeover consequences.

Other provisions of Blue Spa’s Articles of Incorporation and Bylaws may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of Blue Spa or changing its Board of Directors and management. According to Blue Spa’s Articles of Incorporation and Bylaws, the holders of Blue Spa’s common stock do not have cumulative voting rights in the election of Blue Spa’s directors. The combination of the present ownership by a few stockholders of a significant portion of Blue Spa’s issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace Blue Spa’s Board of Directors or for a third party to obtain control of Blue Spa by replacing its Board of Directors.

However, Nevada, like many other states, permits a corporation to adopt a number of measures designed to reduce a corporation’s vulnerability to unsolicited takeover attempts through amendment of the corporate charter or bylaws or otherwise, such as certain defensive strategies that include, but are not limited to, the adoption of a severance plan for management and key employees, which becomes effective upon the occurrence of a change in control, the establishment of a staggered board of directors, the elimination of the right to remove a director other than for cause, and the authorization of preferred stock, the rights and preferences of which may be determined by the board. None of these measures have been adopted by Blue Spa nor will be adopted as part of the Resolutions.

Dissenters’ Right of Appraisal.

Neither the Articles and By-laws of Blue Spa nor the Nevada Revised Statutes provide for dissenters’ rights of appraisal in connection with the Resolutions.

Blue Spa Incorporated

Schedule 14C - Information Statement	Page 4

b.	Voting Securities and Principal Holders Thereof

As of September 8, 2016, there were 7,000,000 outstanding shares of common stock of Blue Spa, each of which was entitled to one vote for the purpose of approving the Resolutions. Stockholders of record at the close of business on September 8, 2016 (the date of the stockholders’ written consent) were furnished copies of this Information Statement.

Blue Spa confirms that there are no convertible securities in existence that are convertible into shares of common stock, with the exception of the following:

As of May 31, 2016, there were six (6) unsecured promissory notes bearing interest at 8% per annum which are due on demand, and convertible at a conversion price of US$0.005 per share at the lender’s option.

Date	Principal	Interest	Total

April 2, 2013	$14,000	$3,544	$17,544
September 4, 2013	30,000	6,575	36,575
October 15, 2013	15,000	3,153	18,153
January 8, 2014	10,000	1,916	11,916
December 3, 2014	20,000	2,393	22,393
September 22, 2015	20,000	1,109	21,109

Total	$109,000	$18,690	$127,690

The terms of the convertible notes will not be affected or adjusted as a result of the proposed Resolutions.

(i) Security Ownership of Certain Beneficial Owners (more than 5%)

To the best knowledge of Blue Spa, the following table sets forth all persons beneficially owning more than 5% of the common stock of Blue Spa as at September 8, 2016. Unless otherwise indicated, each of the following persons may be deemed to have sole voting and dispositive power with respect to such shares.

(1) Title of Class	(2) Name and Address of Beneficial Owner	(3) Amount and Nature of Beneficial Owner [1]		(4) Percent of Class [2]
common stock	Christopher Grunder 2316 Pine Ridge Road, 383 Naples, Florida 34109	4,000,000	[3]	57.1%

[1] The listed beneficial owner has no right to acquire any shares within 60 days of the date of this Information Statement from options, warrants, rights, conversion privileges or similar obligations..

[2] Based on 7,000,000 shares of common stock issued and outstanding as of September 8, 2016.

[3] The shares are registered in the name of Workplan Holding Inc., and Christopher Grunder is the sole shareholder of that company.

Blue Spa Incorporated

Schedule 14C - Information Statement	Page 5

(ii) Security Ownership of Management

(1) Title of Class	(2) Name and Address of Beneficial Owner	(3) Amount and Nature of Beneficial Owner [1]	(4) Percent of Class [2]
common stock	Suha Hächler 403 E. Commerce Street, San Antonio, Texas 78205	Nil	0%
common stock	Directors and Executive Officers (as a group)	Nil	0%

[1]	The listed beneficial owner has no right to acquire any shares within 60 days of the date of this Information Statement from options, warrants, rights, conversion privileges or similar obligations excepted as otherwise noted.
[2]	Based on 7,000,000 shares of common stock issued and outstanding as of September 8, 2016.

(iii) Changes in Control

Except as set out above in “Reasons for the Amendments to Articles” Blue Spa is not aware of any arrangement that may result in a change in control of Blue Spa.

Item 2. Statement That Proxies Are Not Solicited.

We are not asking you for a proxy and you are requested not to send us a proxy.

Item 3. Interest of Certain Persons in or Opposition to Matters to Be Acted Upon.

Holders of a majority of Blue Spa’s outstanding shares of common stock approved the Resolutions on September 8, 2016.

At that time none of Blue Spa’s current or former officers or directors had any financial interest in the Resolutions except to the extent that they were shareholders of Blue Spa.

Except as otherwise described elsewhere, no director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in connection with the Resolutions that is not shared by all other holders of Blue Spa’s common stock. See “b. Voting Securities and Principal Holders Thereof” above.

Management has not received any notice of opposition to the Resolutions.

Item 4. Proposals by Security Holders.

Not applicable as no shareholder proposals have been submitted.

Item 5. Delivery of Documents to Security Holders Sharing an Address.

Blue Spa will only deliver one information statement to multiple shareholders sharing an address, unless Blue Spa has received contrary instructions from one or more of the shareholders. Also, Blue Spa will promptly deliver a separate copy of this information statement and future shareholder communication documents to any shareholder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future shareholder communication documents to any shareholder or shareholders sharing an address to which multiple copies are now delivered, upon written or oral request to Blue Spa at the following address and telephone number:

Blue Spa Incorporated

403 E. Commerce Street

San Antonio, Texas

78205

011.41.79.515.5555

Shareholders may also address future requests regarding delivery of information statements and/or annual reports by contacting Blue Spa at the address noted above.

Blue Spa Incorporated

Schedule 14C - Information Statement	Page 6

Where You Can Find More Information.

Blue Spa files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information Blue Spa files at the Securities and Exchange Commission’s public reference room in Washington, D.C. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Blue Spa’s filings with the Securities and Exchange Commission are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

By Order of the Board of Directors

Dated: September 28, 2016	/s/ Suha Hächler
Suha Hächler – President & CEO

Blue Spa Incorporated